                                                                   EXHIBIT 10.12

CRYPTO IBUTTON/TM/ SERVICE PROVIDER AGREEMENT

A membership program

This Crypto iButton Service Provider Agreement is between Dallas Semiconductor Corporation ("DS") and the Crypto iButton Issuer (the "CiBi") whose name and principal business address appear on the Crypto iButton Service Provider Membership Application, incorporated by reference, identified in the Country Annex, as those terms are defined below. The terms and conditions of this Agreement shall apply to all business entities authorized as Crypto iButton Issuers.

1.   DEFINITIONS:

The following definitions shall apply to this Agreement, the Country Annex, the Site Annex, the CiBi Program Guide:

A. "CRYPTO iBUTTON" shall mean a physically secure computer and it's operating system as listed in the CiBi Program Guide.

B. "CiBi PRODUCT" shall mean the services and accompanying software and/or hardware which the CiBi provides as an extension to the capabilities of the Crypto iButton. The CiBi Product is identified on the Membership Application.

C. "CRYPTO iBUTTON ISSUER" shall mean the business entity which has been authorized to issue Crypto iButtons under this Agreement and which provide the Services (defined below).

D.   "SERVICES" shall mean the services as specified on the Membership
     Application.

E. "SITES" shall mean (1) separate legal entities controlled by the CiBi or together with the CiBi are under the common control of a third party, or
     (2) the additional divisions or offices of the CiBi which are not located at the CiBi's principal place of business. Unless otherwise provided, the term 'CiBi' in this Agreement shall be deemed to include any Sites.

F. "EFFECTIVE DATE" shall mean the date when both parties have signed this Agreement.

G. "CiBi PROGRAM GUIDE" shall contain the specific CiBi bylaws and privileges of the Crypto iButton Service Provider Program. The CiBi Program Guide may, from time to time, be subject to change at DS' sole discretion.

H. "BRANDING POLICY" shall mean the guidelines governing the use and placement of DS and program logos. The Branding Policy shall be provided to a CiBi.

I. "AGREEMENT" shall mean this agreement between DS and the CiBi with respect to all terms, conditions, bylaws, and privileges appearing herein, the Site Annex (if applicable), the Country Annex, the CiBi Program Guide. The Site Annex, the Country Annex, Branding Policy, and the CiBi Program Guide are attached hereto and incorporated herein by reference.

J. "TERM" shall mean the period from the Effective Date to and through December 31, 1998, and any subsequent one-year renewal terms as described in Section 3 below.

K. "TERRITORY" shall mean the territory specifically set forth in the Country Annex.

L. "CiBS" shall mean the individuals who have been certified by DS, as a Crypto iButton Specialist.

M. "ELECTRONIC ACCEPTANCE" shall mean the electronic expression of agreement with and acceptance of any amendments to the Agreement which may occur with each renewal term. Such electronic acceptance shall be signified by clicking on the appropriate "AGREE" button (or such other similarly designated button during the electronic agreement process).

N. "CRYPTO IBUTTON LICENSE AGREEMENT" shall mean the license agreement which gives the right to use a Crypto iButton. The Program Guide contains the use licenses: Crypto iButton Holder License, Crypto iButton Secured Computer License and Crypto iButton Evaluation License.

O. "ISSUANCE" shall mean the confirmation that the registered individual or entity is in possession of the Crypto iButton, has agreed to the terms of the license and remitted payment to DS for the corresponding Issuing and Maintenance/Support Fees under the Program Guide.

P. "ISSUER" shall mean a service provider which holds Crypto iButton under quarantine until Issuance.

Q. "CiBi CUSTOMER" means an individual or entity that has licensed Crypto iButton to use the Services.

R. "QUARANTINE" any Crypto iButton which the CiBi has possession prior to Issuance.

S. "iBUTTON BOOK OF STANDARDS" shall mean the standards, characteristics and operations, including the 1-Wire(R) interface, described in the Book of iButton Standards.

T. "DS PRODUCT" shall mean a DS Memory iButton, Blue Dot Receptor or DS iButton accessory.

U. "DS MATERIALS" shall mean DS Product, all related documentation, Crypto iButton, published Policies, Guides, material supplied to CiBi.

V. "ALLOWANCE FOR APPLYING ISSUANCE FEE TO THE LICENSE" shall mean a price reduction taken by CiBi in consideration for substantiating the agreement to the DS Crypto iButton Licenses.

2.   APPOINTMENT, OPENNESS, CONFORMITY AND PRICING.

2.1 Appointment. DS hereby appoints a service provider as a non-exclusive Crypto iButton Issuer (CiBi) in the Territory, and the CiBi accepts such appointment. Program membership is contingent on CiBi's continued compliance with the bylaws of Crypto iButton Service Provider program.

2.2 Openness Standard. CiBi agrees that the Crypto iButton and the embedded Script Interpreter or Java Virtual Machine are designed to support and maintain multiple applications from one or more service providers. If authorized by the CiBi Customer, other service providers may add other applications to the Crypto iButton issued by CiBi.

2.3 Vote on Forum. CiBi will have a set number of votes on the Forum. The set number of votes will be determined based on the number of activated Crypto iButtons issued by each CiBi. DS shall have sole discretion on whether to implement any actions or modifications to the bylaws.

2.4 Conformity to iButton Standards. CiBi agrees that CiBi's Products shall comply with the iButton Book of Standards and shall include pass conformance tests according to the Program Guide.

2.5  Price and Fee Reductions for Issuers Only.

     A. If CiBi's Products meets the Openness Standard under Section 2.2 and the Conformity requirements under Section 2.4 and is a current member of the service provider program, then DS will invoice 20% below the Worldwide Price List, contained in the Program Guide, for Crypto iButton Fees and DS Products associated with the Services.

     B. If CiBi leaves from the Crypto iButton Service Provider Program for any reason, the former CiBi may acquire the right to use a Crypto iButton under the Crypto iButton Holder License, Crypto iButton Secured Computer or Crypto iButton Evaluation License and remit fees according to the Worldwide Price List without a price reduction. The license can be transferred to a customer of a former CiBi under the provisions allowed by the license.

     C. DS may revise the Worldwide Price List and the price and fee reduction. Nothing in this Agreement obligates DS to license or to continue to license Crypto iButtons to CiBi.

     D. CiBi agrees that its purchase of the DS Products shall be under the terms of Dallas Semiconductor's Standard Terms and Conditions of Quotation and Sale, which DS may revise from time to time.

3.   TERM AND TERMINATION

A. Term: This Agreement shall take effect on the Effective Date and, unless earlier terminated as provided herein, shall continue until 11:59 PM CT December 31, 1998. This Agreement shall renew for additional terms of one year each, provided that 1) the CiBi continues to meet any and all CiBi obligations and requirements, including but not limited to, timely payment of any applicable program fees hereto, and 2) the CiBi accepts and agrees to any and all changes, if any, in the terms and conditions of this Agreement in the manner identified in Section 17(J) below. Any renewal term is conditioned on DS' approval. Upon expiration or earlier termination of this Agreement, all rights and benefits granted by this Agreement shall revert to DS and the CiBi shall immediately cease issuing Crypto iButtons (see Section 2.5(B) for continuation of Services) (1) any Crypto iButtons in quarantine must be returned to DS as defined in the Program Guide. (2) if applicable, any licenses granted under the DS Internal Use Product Program, (iv) the iButton/TM/, Crypto iButton/TM/, 1-Wire(R) and the underlined i in a circle logo, and shall cease to represent itself as a Crypto iButton Issuer immediately.

B. Termination: Either party shall have the right to terminate this Agreement at any time, without cause and without the intervention of the courts, on the delivery of thirty (30) calendar days' prior written notice. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement (see Section 2.5(B) for continuation of Services).

C. Termination of Sites: Upon the expiration or earlier termination of this Agreement, all Sites authorized herein shall also be terminated.

4.   CiBi SITES

Upon CiBi's request, DS may approve the Sites indicated on the Site Annex as additional Crypto iButton Service Providers, provided that such Sites are also located in the Territory and each individually meets the CiBi bylaws, provided that the CiBi shall be responsible for paying the additional fees arising from the addition of each Site. If the Site is a separate legal entity, CiBi herein unconditionally and irrevocably guarantees the payment and performance of that Site under the terms and conditions of this Agreement.

5.   PROGRAM PAYMENT

During the initial Term and any renewal Terms, the program fee for the appointment as a Program Member under this Agreement shall consist of per annum payments as follows:

A. The Crypto iButton Program Membership fee which is the amount determined by the program fee schedule set forth in Table 1; and

B. The Site fee, which will vary depending on the number of sites, is the amount determined by the program fee schedule set forth in Table 1.

With respect to any renewing CiBi, all program fees due under this Agreement shall be received by DS by the date indicated in the CiBi Program Guide for the applicable renewal Term. Any program fee payments shall be submitted to DS without any deduction whether by set-off, counterclaim or otherwise.

6.   CiBi RESPONSIBILITIES

A. Trademarks/Logos/Registered Marks: Nothing in this Agreement shall be construed as granting the CiBi with a license to use DS' trademarks, trade names, or logos other than in the following manner: the CiBi is a "Crypto iButton Issuer". The specific guidelines concerning the size, placement and use of the Crypto iButton Issuer name and logo are set forth in the Program Guide. The CiBi shall use the appropriate trademark symbol (either "TM" [Standard trademark] or "(R)" [Registered trademark] in a superscript following the Product name) whenever a DS Product name is mentioned in any advertisement, brochure, or material circulated or published in any form whatsoever by the CiBi. The appropriate trademark symbol must be used in conjunction with references to each CiBi Product in any of the CiBi's circulations or publications. DS reserves the right to (1) review and approve all DS trademark, service names, trade names and logos CiBi uses, and (2) to amend any DS trademarks, trade names, services marks or logos and agrees to notify the CiBi of any such amendments that are relevant to the CiBi's business. CiBi or DS shall not, at any time, use or register any name or Internet domain name, trademark, service mark, logo or symbol which may be confusingly similar to any, trade name, trade or service mark, logo, symbol, product name or Internet domain name.

B. Reporting: Upon DS' request, the CiBi shall provide sales and service reports, using such forms as DS shall from time to time provide, and deliver such reports to DS at the address indicated on the reporting form. The CiBi warrants that such reports shall be true and correct to the best of its knowledge and belief.

C. Program Membership Application and Profile: CiBi represents and warrants that all the information on the Application form, is true and correct to the best of its knowledge and belief, and warrants that the information will continue to be so during the term of this Agreement unless otherwise notified in writing by CiBi to DS. Should there be any changes in such information during the course of this Agreement, CiBi agrees to promptly inform DS in writing giving details of such changes.

D. Crypto iButton Specialists: The CiBi understands and agrees that it, at all times, shall employ the number and kind of CiBSs as set forth in the CiBi Program Guide.

E. Infringement: CiBi shall without additional costs use its reasonable and/or best efforts to prevent the infringement of the Crypto iButton and DS Product's Intellectual Property rights and shall use its reasonable and/or best efforts to protect against infringement and to protect DS' right, title and interest in and to the Crypto iButton and DS Products. CiBi shall promptly notify DS of any infringement in the Territory of any copyright, patent or of any trademark of DS.

F. Reverse Engineering: CiBi may not reverse engineer, decompile, disassemble, attempt to open or tamper with the Crypto iButton or Development Tools, nor may it authorize any CiBi Customer to do so. CiBi shall not remove or modify any Intellectual Property Rights notices or trademarks, including patent or copyright notices or proprietary legends, contained on or included in the Development Tools. Any documentation of the Services created by CiBi which refers to the Crypto iButton must include all applicable Intellectual Property Rights notices, including the following:

          The Crypto iButton is a licensed product of Dallas Semiconductor Corporation.

          iButton/TM/, Crypto iButton/TM/, 1-Wire(R) and the underlined i in a circle logo are trademarks of Dallas Semiconductor Corporation in the United States and/or other countries.

G. Ownership Rights of Dallas Semiconductor. Dallas Semiconductor owns all Intellectual Property Rights in and to the implementation of the Crypton iButton with Java VM or Dallas O/S, Development Tools, Software ICs, Operating System and Dallas Primary Group (collectively, referred to as "DS Properties"). The DS Properties are protected under U.S. and international copyright laws and by various U.S. and international patents and by other pending patent applications. CiBi agrees that DS owns the exclusive rights in and to such copyrights and the inventions as claimed in the issued U.S. or foreign patents and agrees not to infringe DS' copyrights, trademarks or patent rights in any way. CiBi agrees not to manufacture, use or design any product that incorporates or imitates the DS Properties or the inventions as claimed in the U.S. or foreign patents, except as authorized under this CiBi Agreement. Each party shall reasonably assist the other party in the protection of the other party's Intellectual Property Rights at the expense of the requesting party.

H. Support for CiBi Products. CiBi agrees to provide to CiBi Customers, installation and technical support services for the CiBi Products in accordance with industry standards. CiBi shall inform DS, and no later than it informs any third party, of any bugs, errors, breach of security, or other technical problems with the Crypto iButton. DS may use such feedback information without restriction.

I. Personalization: The CiBi may install applets, scripts, certificates and/or data to the Crypto iButton during the quarantine. Upon completion of the installation and quality assurance testing, CiBi shall place the Crypto iButton in a properly sealed and labeled packet for Issuance as specified in the Program Guide. The CiBi may not remove DS installed applets, scripts, certificates and/or data.

7.   DS RESPONSIBILITIES

A.   DS License Grants for CiBi Internal and Marketing Use:

     For CiBi internal and marketing uses only, DS hereby grants to the CiBi, including each Site, a non-exclusive, non-transferable, royalty-free, terminable license to use under the following conditions:

     (1) The number of authorized DS Products as set forth in the CiBi Program Guide. In all cases, installation and use of the authorized Crypto iButton is to additional terms and conditions of a Crypto iButton License Agreement, including but not limited to, any limitation and warranties, for the Product, Crypto iButton, except that the authorized Crypto iButtons shall not be transferred or assigned to any third party. DS reserves the right to change the authorized number of DS Products to be licensed and as may be provided through the Dallas Semiconductor Internal Use Product Program, from time to time and in its sole discretion; and

     (2) This grant of authorization for the use of the Crypto iButtons amends the Crypto iButton License Agreements; however, the provisions of such Crypto iButton License Agreements where unamended remain in full force and effect.

B. Training Use Licenses: The CiBi, at its sole cost and expense, may offer training to customers on the CiBi Product. DS hereby grants the CiBi permission to issue the number of authorized CiBi Products set forth in the CiBi Program Guide for the sole purpose of providing training on the CiBi Product only. Training use of the CiBi Product is subject to the following conditions: (1) the CiBi shall re-posses all CiBi Product used outside of the CiBi location upon completion of training; (2) the CiBi may only issue the Crypto iButton for which the CiBi conducts training classes; (3) the CiBi agrees to be bound by the terms of the Crypto iButton License Agreement for each CiBi Product
     (4) the CiBi shall strictly control use of any authorized CiBi Product in accordance with a Crypto iButton License Agreement.

C. Marketing Support. Dallas Semiconductor shall provide the following marketing support to CiBi.

          (1) Developer's Conferences. Dallas Semiconductor shall invite CiBi to any iButton developer forum for displaying various iButton products that DS may host. CiBi agrees to attend at least one iButton developer forum per year.

          (2) Web-Site. Dallas Semiconductor shall include CiBi in part of its web site at http://www.iButton.com with a hyperlink to CiBi's web site, if requested.

D. Advertising and Promotional Materials: DS may, in its sole discretion, reference the CiBi in advertising and promotional materials in connection with the issuance and promotion of any DS Product or Crypto iButton. Uses of the CiBi's name include, but are not limited to: lists of the CiBis for customer information, advertising of the Crypto iButton Service Provider program containing the CiBi's name. When a specific advertisement or promotion containing only the CiBi's name is planned, DS will obtain the CiBi's written permission before such use. DS shall also obtain the CiBi's written permission before use of any trademark or logo of the CiBi.

E. Changes in the CiBi Agreement Features: The CiBi understands that DS may expand, change the scope or contents of, and/or delete, any benefits offered under the Crypto iButton Service Provider program, including but not limited to expanding, changing the scope or contents of and/or deleting the CiBi Program Guide. In the event that DS adversely changes any program features, and should the CiBi be dissatisfied with those changes, the CiBi may CiBi terminate this Agreement in accordance with Section 3(B) and will have no other recourse against DS and will not be bound by such changes, while in the program.

F. DS agrees to defend the Crypto iButton against claims of direct infringement when used as a standalone element provided its steel perimeter is not violated and the software is not altered from the state the Crypto iButton left DS.

8.   LABELING.

Labeling of the DS Product or Crypto iButtons. The stainless steel case, which defines the perimeter of the memory iButton products and the Crypto iButton, as shown in Figure 3-1 of the iButton/TM/ Book of Standards. The case has a lower surface for ground and an upper surface for data. The Crypto iButton from Dallas Semiconductor has markings and trademarks physically on such ground and data surfaces of the stainless steel perimeter. Subject to this Section 8, CiBi may not remove, modify, or otherwise hinder the legibility of those markings. CiBi may not interfere with or hinder the ability of a DS1402 Blue Dot Receptor to read data from the data surface of the Crypto iButton by attaching material to the data surface of the Crypto iButton. Material may be attached to the ground side, for the purposes of mounting to a physical object and the ground side markings can be covered only for this utilitarian purpose. DS will reasonably work with CiBi to modify markings on the Crypto iButton to include its proposed trademarks and designs; however, any revised markings on the Crypto iButton must include the i in a circle compatibility logo, and CiBi must provide credit to DS in its documentation in accordance with Section 6(A). No domestic nor foreign government markings shall be covered or removed at any time.

9.   AUDIT

During the Term, DS and/or its designated representatives, shall have reasonable access to the CiBi's pertinent books and records and shall have the right to make authorized copies of such materials as is reasonable to verify the CiBi's compliance with this Agreement. The DS shall conduct such audits during the CiBi's normal business hours and, from time to time, as the DS deems necessary.

11.  NEW CRYPTO IBUTTONS OR DS PRODUCTS.

Notwithstanding any other provisions of this Agreement, DS may elect at any time during the term of the Agreement to announce new DS Products and Crypto iButtons to which the terms and conditions of this Agreement may not apply.

12.  WARRANTIES/LIMITED WARRANTIES/DISCLAIMERS

A.   DS WARRANTIES

YOU UNDERSTAND AND AGREE THAT THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED WHATSOEVER INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE RELATING TO THE DS MATERIALS UNDER THE CRYPTO iBUTTON SERVICE PROVIDER PROGRAM AGREEMENT.

B.   CiBi WARRANTIES

CiBi hereby represents and warrants to DS as follows:

     (1) It warrants that all activities undertaken by it as a Crypto iButton Service Provider, including any and all services offered or provided by it under that designation, shall be provided with due care and skill, in compliance with any and all applicable laws in the Territory and in a manner which will not in any way, directly or indirectly, bring that designation or any other designation, name or mark with which DS is associated into disrepute. Without limitation to the foregoing, CiBi shall in particular ensure that any end user complaint in respect of a CiBi Product or service shall be dealt with in a reasonable manner. In this regard CiBi shall be deemed to have acted reasonably in respect of any such complaint if it responds promptly and in good faith to any such complaint and assists DS to honor the terms and conditions of a Crypto iButton License Agreement applicable to the DS Product or Crypto iButton which is the subject of any such complaint.

     (2) It hereby represents and warrants that the representatives of CiBi who have signed this Agreement, or in the case of Electronic Approval, the CiBi representatives who have signified CiBi's agreement and consent electronically online, are the authorized representatives of CiBi duly empowered to act on behalf of the CiBi and to legally bind the CiBi. CiBi hereby further represents and warrants that it has reviewed thoroughly and agrees to all components of this Agreement, including but not limited to, the Country Annex, the Site Annex (if applicable), and the CiBi Program Guide as it appears in the format applicable to CiBi either online at http://www.iButton.com/CiBi/ and off-line in the applicable data file download, or on paper as applicable. In addition, CiBi represents and warrants that all information provided herein (1) during the online and off-line contracting process, (2) in the CiBi application, and (3) in the Agreement is true and correct.

13.  EXCLUSION OF INCIDENTAL, CONSEQUENTIAL AND OTHER DAMAGES

IN NO EVENT WILL DS BE LIABLE TO YOU, YOUR COMPANY OR ANY OTHER PARTY FOR DIRECT, INDIRECT, GENERAL, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES ARISING FROM THE USE OF, OR INABILITY TO USE, THE DS MATERIALS OR FROM DS'S BREACH OF THIS AGREEMENT, EVEN IF DS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.  LIMITATION OF LIABILITY AND EXCLUSIVE REMEDY

THE ENTIRE LIABILITY OF DS UNDER ANY PROVISION OF THIS AGREEMENT, CIBI'S EXCLUSIVE REMEDY AGAINST DS, SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY CIBI FOR THAT UNUSED PORTION OF THE TERM OF THE CRYPTO iBUTTON SERVICE PROVIDER MEMBERSHIP, EXCEPT FOR CLAIMS BASED ON DIRECT INFRINGEMENT OF THE CRYPTO iBUTTON ON THE INTELLECTUAL PROPERTY OF ANOTHER PARTY.

15.  U.S. GOVERNMENT RESTRICTED RIGHTS

All Products delivered to the U.S. Government other than the Department of Defense on solicitations issued on or after December 1, 1995, shall be delivered with commercial license rights only. All Products delivered to the Department of Defense on solicitations issued on or after September 29, 1995, shall be delivered with commercial license rights only. COMPANY shall be responsible for ensuring that all Products delivered to the U.S. Government other than the Department of Defense on solicitations issued prior to December 1, 1995, are marked with the "Restrictive Rights" legend as set forth in FAR, 48 C.F.R. 52.227-19 (June 1987). COMPANY shall be responsible for ensuring that all Products delivered to the Department of Defense on solicitations issued prior to September 29, 1995, are marked with the "Restrictive Rights" legend as set forth in FAR, 48 C.F.R. 252.227-7013 (October 1998). Manufacturer is Dallas Semiconductor, 4401 South Beltwood Parkway, Dallas, Texas 75244-3292.

16.  EXPORT RESTRICTIONS

A) You may not export or reexport the DS Materials or any underlying information or technology except in full compliance with all United States and other applicable laws and regulations (currently including, but not limited to the following countries Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria).

B) You may not provide any Crypto iButton in any manner to any customer, or end user whom CiBi or its customer knows or has reason to know will utilize such Crypto iButton in the design, development or production of nuclear, chemical or biological weapons, or to any end user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

NOTE: Cryptography technology is export-restricted by the Office of Export Administration, United States Department of Commerce and the Office of Defense Trade Controls and Munitions Control, United States Department of State

Certain versions of the Crypto iButton may be subject to the Arms Export Control Act or other government export restrictions if it contains support for export-restricted cryptography, even if the export-restricted cryptography itself is not normally shipped with your application. For example, if your application contains routines that call on the strong crypto capability of the iButton for encryption, your application may be subject to the Arms Export Control Act or other export regulations even though your application contains no actual cryptographic code. Contact the Office of Defense Trade Controls for more information: Office of Defense Trade Controls Bureau of Politico-Military Affairs Department of State Washington, DC 20522-0602.

17.  GENERAL

A. Except as otherwise provided, all notices, authorizations, and requests in connection with this Agreement shall be in writing, at the addresses set forth below or to such other address as the party to receive the notice so designates by written notice to the other.

B. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous communications including all prior and current Crypto iButton Service Provider Agreements. Except as otherwise provided herein, this Agreement shall only be amended in writing or through the electronic display of the amended Agreement. CiBi shall indicate acceptance of any amendments in the manner identified in Section 17(J).

C. This Agreement shall be governed by the laws of the Territory in which CiBi has its principal place of business. If the CiBi has its principal place of business within the United States, this Agreement shall be governed by the laws of the State of Texas.

D. If a particular provision of this Agreement is terminated or held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, this Agreement shall remain in full force and effect as to the remaining provisions.

E. No waiver of any breach of any provisions of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

F. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, franchise or agency relationship.

G. The CiBi agrees that it shall inform its customers that the CiBi is an independent business from DS, and shall not hold itself out as an agent of DS, or attempt to bind DS to any third party agreement.

H. Sections 6, 7F, 8, 11, 12, 13, 14, 15 and 16 shall survive the expiration or earlier termination of this Agreement.

I. This Agreement, and any rights or obligations hereunder, shall not be assigned, or sub-contracted by the CiBi, without DS' prior written consent.

FOR ANY NEWLY ENROLLING CiBi, TO AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, THE SITE ANNEX (IF APPLICABLE), THE COUNTRY ANNEX, THE CiBi PROGRAM GUIDE AND ANY OTHER APPLICABLE ANNEXES AND ADDENDA, AN AUTHORIZED REPRESENTATIVE OF THE CiBi MUST COMPLETE ALL REQUIRED INFORMATION AND SIGN, DATE, AND RETURN TO DS A SIGNED COPY OF THIS AGREEMENT AND THE SITE ANNEX (IF APPLICABLE) TOGETHER WITH A PAYMENT FOR THE APPROPRIATE FEES.

J. FOR ANY RENEWING CiBi, CiBi'S ACCEPTANCE OF ANY AMENDED TERMS OF THE AGREEMENT MAY BE INDICATED BY ELECTRONIC ACCEPTANCE AND APPROPRIATE FEES AND THE SITE ANNEX (IF APPLICABLE). IF ELECTRONIC ACCEPTANCE IS NOT RECOGNIZED AS A VALID MEANS OF ACCEPTANCE IN THE TERRITORY OR IF THE CAPABILITIES OF THE ONLINE CONTRACTING PROCESS IN CiBi'S TERRITORY ARE LIMITED IN SCOPE, CiBi MUST RETURN A SIGNED AGREEMENT, THE APPROPRIATE FEES AND THE SITE ANNEX (IF APPLICABLE) TO DS.

     NOTE THAT NO BINDING AGREEMENT IS FORMED UNTIL A DS' APPOINTED REPRESENTATIVE HAS AFFIXED THEIR SIGNATURE BELOW AND THEREBY APPROVED CiBi AS A CRYPTO iBUTTON SERVICE PROVIDER. IN ADDITION, NOTE THAT NEITHER THE CASHING OF THE CiBi'S CHECK, NOR ACCEPTANCE OF PAYMENT OF FEES IN ANY MANNER WHATSOEVER, SHALL BE CONSIDERED "ACCEPTANCE" OF THESE AGREEMENTS BY DS. DS' APPROVAL SHALL BE INDICATED BY DS' AUTHORIZED REPRESENTATIVE AFFIXING THEIR SIGNATURE BELOW OF WHICH A COPY OF THIS, PROPERLY EXECUTED, AGREEMENT SHALL BE SENT TO A NEW OR RENEWING CiBi.

     For newly enrolling CiBis and for any renewing CiBis in a Territory which does not recognize Electronic Acceptance, your signature below indicates your acceptance of the terms and conditions.

K. INDEMNITY. WHEN ANY OF CiBi'S PRODUCTS ARE USED WITH ANY LICENSED CRYPTO iBUTTON OR DS PRODUCT SOLD UNDER THIS AGREEMENT, CiBi AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS DS, ITS SUCCESSORS AND PARENTS, SUBSIDIARIES AND AFFILIATES AND THEIR EMPLOYEES, OFFICERS AND DIRECTORS, FROM AND AGAINST ANY LOSS, DAMAGE, COSTS, OR EXPENSES (INCLUDING REASONABLE ATTORNEY'S FEES), ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OF THE SERVICES OR PRODUCT PROVIDED BY CiBi OR CiBi'S (OR ANY OF ITS AGENTS OR EMPLOYEES) ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT, EXCLUDING CLAIMS BASED ON DIRECT INFRINGEMENT OF THE CRYPTO iBUTTON ON THE INTELLECTUAL PROPERTY OF ANOTHER PARTY.

     --KEEP THIS AGREEMENT FOR YOUR RECORDS--

COUNTRY ANNEX

CRYPTO iBUTTON SERVICE PROVIDER AGREEMENT

CiBi

The terms and conditions set forth herein are incorporated by reference into the Crypto iButton Service Provider Agreement. To the extent any terms set forth in this Country Annex are in conflict with the Core Terms and Conditions, the terms set forth herein shall govern.

DALLAS SEMICONDUCTOR ENTITY:

TERRITORY:

For the purposes of this Agreement, the Territory shall be the country in which the CiBi is located. NOTWITHSTANDING THE FOREGOING, IF AN CiBi IS A MEMBER OF THE EUROPEAN UNION OR THE EUROPEAN FREE TRADE ASSOCIATION, ITS TERRITORY SHALL BE DEEMED TO BE BOTH THE EUROPEAN UNION AND THE EUROPEAN FREE TRADE ASSOCIATION. Notwithstanding the foregoing, if an CiBi is located in the United States or Canada, its Territory shall be deemed to be both the United States and Canada. As used herein, "United States" shall mean the continental states and Hawaii and Alaska.

COUNTRY SPECIFIC LEGAL TERMS

     1. UNITED STATES AND CANADA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in the United States and Canada:

          SECTION 17(J): A new subsection (J) is added to Section 17 as follows:" It is the express wish of the parties that this Agreement and all related documents be drawn up in English. C'est la volente expresse des parties que la presente convention ainsi que les documents qui s'y rattachent soient rediges en anglais."

     *******

     2. AUSTRALIA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in Australia:

          SECTION 2: The following sentence is added to the end of this Section:" It is an added condition of this Agreement that CiBi comply at all times for the duration of this Agreement with all criteria for the appointment of Crypto iButton Service Providers issued from time to time by DS and in particular, without limitation, any criteria as to net revenue flowing to DS arising out of CiBi's appointment hereunder. Additionally, all Sites must meet those same criteria for the appointment of Crypto iButton Service Providers."

          SECTION 12 A: The following sentence is added after the second sentence of this Section: "TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SUBJECT TO SECTION 7 AND

          ADDITIONALLY TO ANY PROVISION OF THIS AGREEMENT, THE LIMITED WARRANTIES GIVEN BY DS IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY."

          SECTION 17: A new subsection (J) is added at the end of Section 17:

          Notwithstanding Sections 12A and 14 or any other provision of this Agreement, if anything arising out of or connected with this Agreement constitutes a supply of goods or services to a consumer, then Company may have the benefit of certain rights or remedies pursuant to the Trade Practices Act and similar state and territory laws in Australia, in respect of which liability may not be excluded or restricted and nothing in this Agreement will have the effect of so excluding or restricting those rights or remedies. Insofar as such liability may not be excluded, then to the maximum extent permitted by law such liability is limited, at DS' exclusive option, in the case of Services, either by supplying the services again or the payment of the cost of having the services supplied again and in the case of goods, to either (a) replacement of the goods; or (b) correction of defects in the goods.

          SECTION 17: A new subsection (J) is added at the end of Section 17:

          NOTHING IN THIS AGREEMENT IS INTENDED TO PREJUDICE, OR HAVE THE EFFECT OF PREJUDICING, ANY RIGHTS CIBI MAY HAVE UNDER AUSTRALIAN LAW OR OF THE STATES OF AUSTRALIA WHICH CANNOT LEGALLY BE EXCLUDED OR RESTRICTED AND THE TERMS OF THIS AGREEMENT MUST BE READ ACCORDINGLY.

     *******

     3. PEOPLE'S REPUBLIC OF CHINA: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in the People's Republic of China.

          SECTION 6(A): The following language is added at the end of Section 6(A): "As more fully described in the Branding Policy, CiBi shall be obliged to comply with all recorded formalities as a trademark licensee under the applicable laws of the People's Republic of China."

          SECTION 12: A new subsection (C) is added at the end of Section 12:
          "CiBi hereby represents and warrants to DS at the time of the execution of this Agreement and during the term of this Agreement:

               (1) It is validly established as an enterprise legal person under the laws of the People's Republic of China;

               (2) It has been issued a business license which will be valid throughout the term of this Agreement;

               (3) The scope of business set forth on its business license is consistent with the activities which it will undertake under this Agreement;

               (4) It has been established with sufficient registered capital to assume the obligations set out under this Agreement;

               (5) It has authority to directly enter into and perform foreign economic contracts;

               (6) Its legal representative or a person validly authorized in writing by the legal representative has signed this Agreement, and

               (7) Each of the foregoing representations and warranties are true in respect of any Affiliate which will provide a Site.

          SECTION 17(C): The following is added between the first and second sentences of this Section: "This Agreement will be governed by the laws of the People's Republic of China. If a dispute arises in connection with the interpretation or implementation of this Agreement, either party may submit the dispute for arbitration to Beijing Arbitration Commission (the "Arbitration Commission") for arbitration in accordance with the rules of arbitration of such Arbitration Commission. The place of arbitration will be Beijing, the People's Republic of China. The arbitration proceeding shall be conducted in English. The arbitral award will be final and binding on both parties. If either DS or CiBi employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover reasonable costs and attorneys' fees.

          SECTION 17(D): The following is added at the end of this Section:
          "Without limiting the generality of the foregoing, the parties hereby agree that in the event of any dispute concerning the enforceability of this Agreement, Section 3 of this Country Annex and Section 12(C) shall be interpreted as an independent agreement between the parties."

     * * * * * * *

     3.   INDONESIA

          SECTION 3A NEW SUBSECTION (F) SHALL BE ADDED AS TO THIS SECTION:

          To the extent necessary to implement the termination provisions of this Agreement, each of the parties hereby waives any right or obligation, it or the other party may have under any applicable law or regulation, including without limitation Section 1266 of the Indonesian Civil Code, to request or obtain the approval, order, decision or judgment of any court to terminate this Agreement.

          SECTION 17: The following language shall be added as subsection 17(J):
          "It is the express wish of the parties that this Agreement and all related documents be drawn up in English."

     * * * * * * *

     4. NEW ZEALAND: The terms and conditions set forth below shall be added and shall only apply to the Agreement in force in New Zealand:

          SECTIONS 12 AND 14: Sections 12 and 14 shall only apply to the extent permitted by law.

          A new paragraph C shall be added to Section 12:

          "CiBi acknowledges that all DS Software, Services, Products and Crypto iButtons under this agreement are provided for business purposes and agrees that the Consumer Guarantees Act does not apply to their supply by DS or acquisition by CiBi under this Agreement."

          A new paragraph D shall be added to Section 12:

          A. Where CiBi is providing DS Software, Services, Crypto iButtons or Products (as applicable) to:

               (1) a consumer acquiring them for business purposes (as that term is defined in the Consumer Guarantees Act, 1993 ("Business Purposes"); or

               (2) a person who may, whether directly or indirectly, issue the Crypto iButton, or sell DS Software, Services or DS Products to a consumer acquiring them for Business Purposes;

               it must be a term of the CiBi's contract with that person that either the Consumer Guarantees Act, 1993 ("CGA") does not apply in respect of the Crypto iButton, DS Software, Services or DS Products (as applicable) or, alternatively, that person will ensure that an agreement is entered into with the end consumer of the Crypto iButton, DS Software, Services or DS Products (as applicable) to the effect that the CGA does not apply in respect of such Crypto iButtons, Software, Services or Products.

               Notices. All notices, requests or other communications required
               -------
               or permitted to be delivered hereunder shall be in writing, by certified mail (return receipt requested), addressed to the contact below:

CiBi Contact: Name: Rick Prime                                 DS Contact: Brian M. Kraman
           Title: Vice President, Finance                      Contracts Administrator
           Company: E-Stamp Corporation                        Dallas Semiconductor
           Address: 4009 Misanda Ave, Suite 225                4401 Beltwood Parkway
           City, State, Zip Code: Palo Alto CA 99304-1218      Dallas, Texas 75244-3292
           E-mail address: rick.prime@estamp.com               brian.kraman@dalsemi.com

IN WITNESS WHEREOF, both parties have caused this Agreement to be signed and delivered by its duly authorized representative on the dates set forth below to be effective as of the Effective Date.

Crypto iButton Service Provider (CiBi):    Dallas Semiconductor Corporation (DS)

X    /s/ Sunir K. Kapoor                         X    /s/ Michael Bolan

Printed Name : Sunir K. Kapoor             Printed Name: Michael Bolan
        Title: President & CEO             Title: V P Marketing
         Date: 8/21/98                     Date: 8-20-98